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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 20, 2000
                                                  -------------------------


                                TIDEWATER INC.
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            (Exact name of registrant as specified in its charter)


   DELAWARE                       1-6311                   72-0487776
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(State or Other               (Commission                (I.R.S. Employer
Jurisdiction of                   File Number)             Identification
Incorporation)                                                   Number)


 601 Poydras Street, Suite 1900, New Orleans, LA                70130
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     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (504) 568-1010
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                                NOT APPLICABLE
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  Former name, former address and former fiscal year, if changed since last report.

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ITEM 5.    OTHER EVENTS.
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On January 20, 2000, the Company announced plans to begin a new-build program estimated to cost in the range of $300 million. The company stated that the new-build program will be directed to the highest end of the market and would include very large Anchor Handling Towing Supply vessels and large Platform Supply vessels capable of working anywhere in the world. The new vessels will be designed to cover operational capabilities the Company does not presently possess. The vessels are being built so that the Company can meet and service all the needs of its customers. The Company expects to fund the program from its current cash balances which exceed $150 million, its projected cash flow and its existing $200 million line of credit. Deliveries on the new vessels are expected to commence in about two years.

Item 7.    EXHIBITS
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99       Press Release dated January 20, 2000



                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             TIDEWATER INC.
                                     --------------------------------
                                              (Registrant)


Date:    January 21, 2000            /s/ Cliffe F. Laborde
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                                     Cliffe F. Laborde
                                     Senior Vice President, Secretary  and
                                     General Counsel

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